Exhibit 99.1

Zai Lab Appoints Richard Gaynor, MD, to its Board of Directors

SHANGHAI, SAN FRANCISCO, and CAMBRIDGE, Mass., November 22, 2021 — Zai Lab Limited (NASDAQ: ZLAB; HKEX: 9688), a patient-focused, innovative, commercial-stage, global biopharmaceutical company, announced today that it has appointed Richard Gaynor, M.D., to its Board of Directors. Dr. Gaynor will also serve as Chair of the Research and Development Committee.

Dr. Gaynor is the President and Chief of Research and Development of BioNTech US. Prior to this, he was President, Research and Development, at Neon Therapeutics, beginning in 2016. Previously, Dr. Gaynor spent 15 years in senior roles at Lilly Oncology, including as Senior Vice President, Clinical Development and Medical Affairs. He chaired the Lilly Oncology Research and Development Committee and helped oversee collaborations with such companies as Bristol Myers Squibb, Merck, AstraZeneca, and GE Healthcare. Dr. Gaynor also led preclinical and early clinical oncology research at Lilly.

Dr. Gaynor holds an M.D. from the University of Texas Southwestern Medical School, where he served a residency in internal medicine. He completed fellowship training in hematology-oncology at the UCLA School of Medicine, where he spent nine years on the faculty. He then served for 11 years on the faculty at the University of Texas Southwestern Medical School, including as the Chief of Hematology-Oncology and Director of the Simmons Cancer Center. He is the author of nearly 150 publications.

He participates on numerous advisory boards and committees, including currently serving as a Director of Alkermes, Infinity Pharmaceuticals, and the Damon Runyon Cancer Research Foundation.

“We’re pleased to welcome Richard to our Board,” said Dr. Samantha Du, Founder, Chairperson and Chief Executive Officer of Zai Lab. “Richard is recognized as a leader in the biopharmaceutical industry. His deep experience as an oncologist and his expertise in research and development will be invaluable to Zai as we grow and advance our innovative pipeline to serve patients worldwide.”

“It’s an honor to join the Zai Lab Board and to work alongside Samantha and her team in achieving the company’s vision of becoming a global biopharmaceutical company,” commented Dr. Gaynor. “I look forward to contributing to Zai Lab’s future growth and success as the company executes many late-stage development activities in oncology that have the potential to change patients’ lives in China and around the world.”

“We’ve added extensive experience to our Board with the appointments of two new members – Dr. Gaynor and Scott Morrison — in the past two months,” Dr. Du concluded. “We’re excited by the collective expertise the Board will bring to Zai Lab as we strengthen our capabilities and execute our global strategy.”

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About Zai Lab

Zai Lab (NASDAQ: ZLAB; HKEX: 9688) is a patient-focused, innovative, commercial-stage, global biopharmaceutical company focused on developing and commercializing therapies that address medical conditions with unmet needs in oncology, autoimmune disorders, infectious diseases, and neuroscience. To that end, our experienced team has secured partnerships with leading global biopharmaceutical companies in order to generate a broad pipeline of innovative marketed products and product candidates. We have also built an in-house team with strong product discovery and translational research capabilities and are establishing a pipeline of proprietary product candidates with global rights. Our vision is to become a leading global biopharmaceutical company, discovering, developing, manufacturing and commercializing our portfolio in order to impact human health worldwide.

For additional information about the company, please visit www.zailaboratory.com or follow us at www.twitter.com/ZaiLab_Global.

Zai Lab Safe Harbor

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, relating to our business activities, our strategy and plans; the potential of our commercial business and pipeline programs; the election of Dr. Richard Gaynor to the Zai Lab Board of Directors; the expansion of the Zai Lab Board of Directors; and the expected benefits of the election to the Zai Lab Board of Directors of Dr. Richard Gaynor and other statements containing words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “possible,” “potential,” “will,” “would” and other similar expressions. Forward-looking statements are not statements of historical fact nor are they guarantees or assurances of future performance. Forward-looking statements are based on our expectations and assumptions as of the date of this press release and are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including but not limited; our ability to successfully commercialize and generate revenue from our pipeline or approved products; our ability to finance our operations and business initiatives and obtain funding for such activities; the results of clinical and pre-clinical development of our product candidates; the content and timing of decisions made by the relevant regulatory authorities regarding regulatory approvals of our product candidates; the effects of the novel coronavirus (COVID-19) pandemic on our business; and general economic, regulatory and political conditions and the risk factors identified in our most recent annual or quarterly report and in other reports we have filed with the U.S. Securities and Exchange Commission. We anticipate that subsequent events and developments will cause our expectations and assumptions to change and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Additional information about Zai Lab’s directors and executive officers and their interests can be found through the SEC’s website at www.sec.gov.

For more information, please contact:

Investor Relations: Ron Aldridge / Lina Zhang

+1 (781) 434-8465 / +86 136 8257 6943

ronald.aldridge@zailaboratory.com / lina.zhang@zailaboratory.com

Media: Danielle Halstrom / Xiaoyu Chen

+1 (215) 280-3898 / +86 185 0015 5011

danielle.halstrom@zailaboratory.com / xiaoyu.chen@zailaboratory.com